UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary proxy statement

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RUSSELL INVESTMENT FUNDS

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Russell files final Proxy Statements with SEC

Important information and Q&A about proxy vote and special shareholder meeting

SEPTEMBER 8, 2014

Your clients with investments in Russell Investment Company (RIC) Funds or Russell Investment Funds (RIF) began receiving important proxy information in the mail in early September. This follows Russell Investments’ filing of final proxy statements with the SEC the week of August 25, 2014. Shareholders are being asked to consider important proposals described herein that affect the Funds and to vote their shares before the Special Meeting of shareholders scheduled for November 3, 2014.

The intent of this communication is to make you aware of the proxy mailing and shareholder meeting in case you receive calls from your clients with questions. We also want to let you know that, to obtain the necessary votes needed to pass the proposals, we may need to initiate several communications, including mailings, emails, and telephone calls to help inform and educate the shareholders and ask for their proxy vote. The proxy statements are available on www.Russell.com.

During the proxy process, what do Russell’s partners and advisors need to do?

First and foremost, our home office partners and advisors should encourage eligible shareholders to vote. Beyond that, at some point prior to the shareholder meeting, we may need additional assistance from partners and advisors to encourage shareholder participation.

When do we expect we may be asking for assistance?

If needed, we expect that we will ask for assistance from specific partners and advisors during the final three weeks prior to the shareholder meeting on November 3, 2014.

NOT FDIC INSURED – MAY LOSE VALUE – NO BANK GUARANTEE

THIS MATERIAL IS FOR FINANCIAL PROFESSIONAL USE ONLY AND NOT FOR DISTRIBUTION TO CURRENT OF POTENTIAL INVESTORS.

RUSSELL INVESTMENTS // RUSSELL FILES FINAL PROXY STATEMENTS WITH SEC

What are shareholders being asked to vote on?

Proxy statements will ask shareholders to consider either one proposal or two separate proposals, depending on the Fund(s) they hold. Because Proposal 1 and 2 (described below) are separate and distinct, shareholders are asked to consider them independently.

Proxy Statement for:	Will ask shareholders to consider and vote on:
All Russell Investment Company (RIC) Funds (except three listed below)	Proposals 1 & 2

Russell Investment Funds (RIF)	Proposals 1 & 2

Three specific RIC Funds: • Russell Strategic Call Overwriting Fund • Select International Equity Fund • Select U.S. Equity Fund	Proposal 1 only Note: The existing advisory agreements for these Funds largely reflect the updated terms contained in Proposal 2.

Proposal 1: Proposal 1 asks shareholders of each Fund to approve a new advisory agreement that allows RIMCo to continue to serve as investment advisor to that Fund following the acquisition of Frank Russell Company (FRC), RIMCo’s parent company, by London Stock Exchange Group plc. Under federal securities law and the terms of each Fund’s existing investment advisory agreement, a change of control, such as this, requires a new advisory agreement be approved by shareholders.

Proposal 2: Proposal 2 asks shareholders of a Fund to approve a new advisory agreement that will provide RIMCo with greater flexibility in managing the Fund and reflect current industry practices. The proposed advisory agreement expressly addresses RIMCo’s overall investment management responsibilities, including the delegation of investment management to money managers with discretionary authority, the implementation of recommendations from money managers with non-discretionary authority, direct management of all of a Fund’s assets by RIMCo, or any combination thereof.

Both of these proposals require proxy votes, and while we could have held separate shareholder meetings, as a practical matter, it’s more operationally efficient and less of a burden on shareholders to do both at the same time.

What is the recommendation of the Funds’ Board of Trustees on how shareholders should vote?

As noted in the proxy statement, after careful consideration, the Funds’ Board of Trustees, including all Independent Trustees, unanimously recommended that shareholders vote “FOR” both of these proposals.

Does Proposal 1 ask shareholders to approve the sale of the company?

No, shareholders are not being asked to approve the sale of Frank Russell Company (RIMCo’s parent company). Rather, Proposal 1 asks shareholders of each Fund to approve a new advisory agreement that allows RIMCo to continue to serve as investment advisor to that Fund following the acquisition of FRC, RIMCo’s parent company, by London Stock Exchange Group plc.

FINANCIAL PROFESSIONAL USE ONLY

RUSSELL INVESTMENTS // RUSSELL FILES FINAL PROXY STATEMENTS WITH SEC	/ P 2

Why is Russell proposing “Proposal 2” now?

Russell’s investment process continuously evolves, and Proposal 2 is related to that evolution. If shareholders of a Fund approve Proposal 2, that Fund will have a new advisory agreement that will provide RIMCo with greater flexibility in managing the Fund and will reflect current industry practices.

The proposed advisory agreement expressly addresses RIMCo’s overall investment management responsibilities, including:

•	Delegation of investment management to money managers with discretionary authority

•	Implementation of recommendations from money managers with non-discretionary authority

•	Direct management of all of a Fund’s assets by RIMCo

•	Or any combination of the above.

While the use of non-discretionary money managers is permitted under the existing agreement, that agreement has been interpreted to limit the ability of RIMCo to manage a Fund’s entire portfolio in that manner. If approved by shareholders of a Fund, the new advisory agreement will expressly permit RIMCo to manage that Fund’s assets entirely through implementation of recommendations from non-discretionary money managers.

Are there any differences between the RIC and RIF voting processes?

Yes. Generally, the RIF Funds offer their shares to variable insurance products (each a “Policy”) issued by one or more insurance companies. Each insurance company holds the interests of each Policy owner (each a “Policy Owner”) in a separate account (each a “Separate Account”). As the owners of the assets held in the Separate Accounts, insurance companies are the shareholders of the Funds and entitled to vote their shares.

Pursuant to applicable laws, the insurance companies vote outstanding shares of the RIF Funds in accordance with instructions received from the Policy Owners. The RIF proxy statement is being delivered to both the insurance companies and the Policy Owners so that the Policy Owners may instruct the insurance companies how to vote their shares of the Funds that underlie their Policies. Policy Owners will receive “voting instruction cards” as opposed to “proxy cards.” Note that a small amount of RIC Fund shares are also held by insurance company Separate Accounts and are thus subject to this different process.

Do some partners have discretion to vote on their shareholder’s behalf?

Yes, some partners have discretion to vote on their shareholder’s behalf, but it depends on the partner and programs/offerings:

•	Generally the ability for partners to vote on their shareholder’s behalf is limited to partners that have specific programs that grant them discretion to do so, and where the shareholder has not revoked that discretion.

•	Certain RIA firms may have such discretion for some or all of their clients.

•	In the case of wrap accounts, partners may receive the proxy solicitation materials and vote on the shareholder’s behalf.

It is critically important to note that shareholders who do not participate in programs described above will be required to vote.

In addition, advisors working for broker/dealer partners will most likely not have the ability to vote shares on their client’s behalf.

FINANCIAL PROFESSIONAL USE ONLY

RUSSELL INVESTMENTS // RUSSELL FILES FINAL PROXY STATEMENTS WITH SEC	/ P 3

If a partner or advisor votes on behalf of the shareholder, what information will the shareholder receive related to the proxy?

So long as the partner or advisor has properly coded their systems, the shareholder should not receive any mailings or other contacts related to the proxy. However, in the event that an account has not been properly suppressed, there may be circumstances where a shareholder is either contacted or receives mailings inadvertently.

What happens during this proxy process?

The chart below provides key dates and activities.

Date	Activity
August 25	Shareholder record date – (new shareholders after this date will not receive proxy statements)

Week of August 25	Final proxy statements filed with the SEC

September 8	Proxy statement mailing to shareholders begins

Mid-September through October	Outreach to certain shareholders who have not voted

November 3, 2014 – 11:00 a.m. Pacific Time	Shareholder meeting

The proxy statements sent to shareholders will include an introductory message that summarizes some key information contained in the proxy statements, i.e., the date and time of the shareholder meeting, a list of the ways in which the shareholder can vote, and a short Q&A about the voting process. Most shareholders will receive a proxy statement. Most shareholders with multiple funds will receive one proxy statement and a proxy card for each fund they hold or have a beneficial interest in.

Shareholders can vote at the special shareholder meeting scheduled for November 3, 2014, or by proxy by mail, internet, or telephone.

Because a certain number of shares are required to be present for each Fund, in person or by proxy, in order for the Fund to be able to reach quorum and conduct the meeting on November 3, Russell’s proxy solicitor, Boston Financial Data Service (BFDS) will conduct follow-up by mail or telephone with certain shareholders who have not voted beginning in mid-September.

What happens if some of the Funds do not meet quorum?

A certain number of shares are required to be present for each Fund, in person or by proxy, in order to reach quorum and conduct the meeting on November 3, 2014. In the event that a quorum is not present at the special meeting, the persons named as proxies may propose one or more adjournments of the special meeting to permit further solicitation of proxies.

FINANCIAL PROFESSIONAL USE ONLY

RUSSELL INVESTMENTS // RUSSELL FILES FINAL PROXY STATEMENTS WITH SEC	/ P 4

How do I respond if clients have questions about proxy voting?

Now that proxy statements have been mailed, please refer clients to the Proxy Card for instructions on how to vote. If a shareholder has questions regarding the proposal(s), or needs assistance in casting their vote, they can call Boston Financial Data Services, the proxy solicitation agent, at 1-844-253-1478.

The chart below may be helpful to you in responding to specific questions your clients may have.

If the question is about:	Contact Name:	Response:
Voting by Internet	N/A

If shareholder received proxy statement by mail, refer the shareholder to the Proxy Card for the website and instructions.

If the shareholder received the proxy statement via email, refer the shareholder to the email for instructions.

Voting by telephone	N/A

If shareholder received proxy statement by mail, refer the shareholder to the Proxy Card for the website and instructions.

If the shareholder received the proxy statement via email, refer the shareholder to the email for instructions.

Voting by mail	N/A	Refer the shareholder to the Proxy Card for instructions. A postage paid return envelope is included in the proxy materials.

Questions or assistance with voting	Boston Financial Data Services (BFDS), Proxy Solicitation Agent, Call Center	Have the shareholder call: 1-844-253-1478

Information about attending the proxy shareholder meeting in person	Russell	Call 1-800-787-7354 (RIC and RIF)

Requests for additional information about the Funds (prospectus, SAI, annual/semi-annual reports)	Russell	Call 1-800-787-7354 (RIC and RIF) or: https://hosted.rightprospectus.com/russell/(RIC) https://hosted.rightprospectus.com/RIF/(RIF)

PLEASE READ THE APPLICABLE PROXY STATEMENT WHEN IT IS AVAILABLE. IT CONTAINS IMPORTANT INFORMATION. RUSSELL INVESTMENT COMPANY AND RUSSELL INVESTMENT FUNDS WILL MAIL THE PROXY STATEMENTS TO SHAREHOLDERS AND POLICY OWNERS OF RECORD AS OF AUGUST 25, 2014, AND THEY ARE ALSO AVAILABLE WITHOUT CHARGE ON THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE.

FINANCIAL PROFESSIONAL USE ONLY

RUSSELL INVESTMENTS // RUSSELL FILES FINAL PROXY STATEMENTS WITH SEC	/ P 5

> For more information:

Call Russell at 800-787-7354 or

visit www.russell.com

Russell Investment Group, a Washington, USA corporation, operates through subsidiaries worldwide, including Russell Investments, and is a subsidiary of The Northwestern Mutual Life Insurance Company.

Copyright © Russell Investments 2014. All rights reserved.

This material is proprietary and may not be reproduced, transferred, or distributed in any form without prior written permission from Russell Investment Group. It is delivered on an “as is” basis without warranty.

Securities products and services offered through Russell Financial Services, Inc., member FINRA, part of Russell Investments.

First used: SEPTEMBER 2014 RFS 14-13404

FINANCIAL PROFESSIONAL USE ONLY

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